UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2020

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on August 2, 2019, SS Holdings, LLC (the “Borrower”), a subsidiary of Shake Shack Inc. (the “Company”), and each of the Borrower’s direct and indirect Subsidiaries (other than its non-Wholly-Owned Domestic Subsidiaries, Immaterial Subsidiaries and Foreign Subsidiaries) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and any lenders who may become party to the Credit Agreement. The Credit Agreement provides for a $50.0 million senior secured revolving credit facility and the Borrower has the ability to increase available borrowings under the credit facility by an additional amount of up to $100.0 million, through incremental term and/or revolving credit commitments, subject to the satisfaction of certain conditions set forth in the Credit Agreement.

On March 19, 2020, the Borrower provided notice to the Lenders that, effective March 24, 2020, the Borrower would borrow $50.0 million available under the Credit Agreement. The loan will bear interest at 6-month LIBOR plus an applicable margin ranging from 1.0% to 1.5% depending on the Borrower’s net lease adjusted leverage ratio. The other material terms of the Credit Agreement were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2019. The Borrower borrowed under the Credit Agreement to provide the Company with increased liquidity and financial flexibility given the uncertain market conditions as a result of the COVID-19 outbreak. The Company may use the proceeds from the Credit Agreement for working capital, ongoing operating needs and general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Tara Comonte
Tara Comonte
Date: March 24, 2020		President and Chief Financial Officer